Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

NEENAH FOUNDRY COMPANY
(Exact name of obligor as specified in its charter)

WISCONSIN	39-1580331
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
ADVANCED CAST PRODUCTS, INC.
(Exact name of obligor as specified in its charter)

DELAWARE	25-1607691
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

DALTON CORPORATION
(Exact name of obligor as specified in its charter)

INDIANA	35-0259770
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DALTON CORPORATION,
WARSAW MANUFACTURING FACILITY
(Exact name of obligor as specified in its charter)

INDIANA	35-2054775
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DALTON CORPORATION,
STRYKER MACHINING FACILITY CO.
(Exact name of obligor as specified in its charter)

OHIO	34-1873080
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DALTON CORPORATION,
ASHLAND MANUFACTURING FACILITY
(Exact name of obligor as specified in its charter)

OHIO	34-1873079
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DALTON CORPORATION,
KENDALLVILLE MANUFACTURING FACILITY
(Exact name of obligor as specified in its charter)

INDIANA	35-2054777
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

DEETER FOUNDRY, INC.
(Exact name of obligor as specified in its charter)

NEBRASKA	47-0355148
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
GREGG INDUSTRIES, INC.
(Exact name of obligor as specified in its charter)

CALIFORNIA	95-1498664
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
MERCER FORGE CORPORATION
(Exact name of obligor as specified in its charter)

DELAWARE	25-1511711
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
A&M SPECIALITIES, INC.
(Exact name of obligor as specified in its charter)

PENNSYLVANIA	25-1741756
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
NEENAH TRANSPORT, INC.
(Exact name of obligor as specified in its charter)

WISCONSIN	39-1378433
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

CAST ALLOYS, INC.
(Exact name of obligor as specified in its charter)

CALIFORNIA	33-0071223
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
BELCHER CORPORATION
(Exact name of obligor as specified in its charter)

DELAWARE	52-1643193
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PEERLESS CORPORATION
(Exact name of obligor as specified in its charter)

OHIO	52-1644462
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2121 Brooks Avenue
P.O. Box 729
Neenah, Wisconsin	54957
(Address of principal executive offices)	(Zip code)

9 1/2% Senior Secured Notes due 2017

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 21st day of February, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ R. Ellwanger

Name:	R. Ellwanger
Title:	Assistant Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business December 31, 2006, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		10,020
Interest-bearing balances		0
Securities:
Held-to-maturity securities		56
Available-for-sale securities		64,801
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		49,900
Securities purchased under agreements to resell		40,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		5,051
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Not applicable
Intangible assets:
Goodwill		889,415
Other Intangible Assets		277,086
Other assets		113,348

Total assets		$1,449,677

		Dollar Amounts
		in Thousands
LIABILITIES

Deposits:
In domestic offices		2,517
Noninterest-bearing	2,517
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		58,000
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		127,233
Total liabilities		187,750
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		139,524
Accumulated other comprehensive income		-117
Other equity capital components		0

Total equity capital		1,261,927

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		1,449,677

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     William J. Winkelmann )       Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)

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